Exhibit 10.20
EXTERRAN PARTNERS, L.P.
LONG-TERM INCENTIVE PLAN
NOTICE OF THIRD AMENDMENT TO GRANT OF OPTIONS
     THIS THIRD AMENDMENT TO GRANT OF OPTIONS (the “Amendment”) is delivered by Exterran GP LLC (formerly UCO GP LLC), on behalf of Exterran General Partner, L.P. (formerly UCO General Partner, LP) (the “Company”).
W I T N E S S E T H:
     WHEREAS, Exterran GP LLC, on behalf of Exterran General Partner, L.P., previously granted an option to purchase units of the Company under the Exterran Partners, L.P. Long-Term Incentive Plan (the “Plan”), pursuant to the terms and conditions set forth in the Grant of Options Award Agreement, as amended (the “Agreement”); and
     WHEREAS, the Company desires to amend the Agreement to comply with the final regulations issued under Section 409A of the Internal Revenue Code;
     NOW, THEREFORE, effective as of the close of business on December 31, 2008, the Agreement is hereby amended as follows:
     1. The second to the last paragraph of Paragraph 3 of the Agreement is hereby amended to read as follows:
“Notwithstanding any of the foregoing, the Options shall not be exercisable in any event after December 31, 2009.”
     2. New Paragraph 13 (“Section 409A”) is hereby added to the Agreement to read as follows:
“Section 409A. Nothing in this Agreement shall operate or be construed to cause the Options to fail to comply with the requirements of Section 409A of the Internal Revenue Code. The applicable provisions of Section 409A and the regulations thereunder are hereby incorporated by reference and shall control over any provision herein in conflict therewith. If the Grantee is a ‘specified employee’ within the meaning of Section 409A as of the date his employment with the Company terminates prior to January 1, 2009, and his Options vest due to his termination, then any Options exercised by the Grantee during the six month period commencing on his termination date shall not be paid until the second day following the end of such six month period (or, if earlier, the date of Executive’s death).”

     3. The Agreement shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects.
     IN WITNESS WHEREOF, the Company has executed this Amendment on this 18th day of December, 2008, but effective as of the close of business on December 31, 2008.

EXTERRAN GP LLC
By:
	Name:	Stephen A. Snider
	Title:	Chief Executive Officer

     Grantees are advised to keep a copy of this Notice of Third Amendment with the Agreement for future reference.

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